UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 19, 2016

AMN Healthcare Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or other Jurisdiction of Incorporation)

001-16753	06-1500476
(Commission File Number)	(IRS Employer Identification No.)

12400 High Bluff Drive; Suite 100, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 871-8519

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On September 19, 2016, AMN Healthcare, Inc. (the “Issuer”), a wholly owned subsidiary of AMN Healthcare Services, Inc. (the “Company”), entered into a Second Amendment to Credit Agreement (the “Amendment”), amending the Credit Agreement, dated as of April 18, 2014, as amended by the First Amendment to Credit Agreement, dated as of January 4, 2016 (the “Credit Agreement”), among the Issuer, the Company, SunTrust Bank, as administrative agent, and the other parties thereto.

The Amendment provides, among other things, for an increase in the maximum commitment of the lenders under the Credit Agreement in an amount equal to certain prepayments made thereunder.

The foregoing description of the Amendment is not complete and is qualified in its entirety by the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 8.01.	Other Events.

On September 19, 2016, the Company announced the unregistered offering by the Issuer of $300 million aggregate principal amount of senior unsecured notes due 2024 (the “Notes”). On September 23, 2016, the Company announced the pricing of the Notes and an increase in the offering size to $325 million aggregate principal amount of Notes.

Copies of the press releases announcing the offering and pricing of the Notes are filed as Exhibit 99.1 and Exhibit 99.2 hereto, respectively, each of which is incorporated by reference herein.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any offer, solicitation or sale of any security, in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1	Second Amendment to Credit Agreement, dated as of September 19, 2016

99.1	Press Release, dated September 19, 2016

99.2	Press Release, dated September 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: September 23, 2016	By:	/s/ Brian Scott
Brian Scott
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Second Amendment to Credit Agreement, dated as of September 19, 2016

99.1	Press Release, dated September 19, 2016

99.2	Press Release, dated September 23, 2016